EXHIBIT 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                                 MARCH 28, 2006






The Board of Directors
GMX Resources Inc.
One Benham Place, Suite 600
9400 North Broadway
Oklahoma City, OK 73114

            Re:   Consent of Independent Petroleum Engineers

To whom it may concern:

Sproule Associates Inc. hereby consents to the incorporation by reference in the registration statement (No. 333-106311) on Form S-8 of GMX Resources Inc. and registration statements (333-117256, 333-115571 and 333-127254) on Form S-3 of
the references to our report relating to the proved oil and gas reserves of GMX Resources Inc. for the year ended December 31, 2005, and to the reference to our firm as experts in such registration statements with respect to such report.

                                       Very truly yours,

                                       SPROULE ASSOCIATES, INC.

                                       /s/ L. S. O'Connor

                                       U.S. Manager